UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2011

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On April 6, 2011, Mr. Elliot Kaplan notified Best Buy Co., Inc. (the “registrant”) that, consistent with the registrant’s director retirement policy, he would be retiring as a director of the Board and Secretary for the company at the end of his term on June 21, 2011, and would not stand for re-election at the Regular Meeting of Shareholders on June 21, 2011.

Mr. Kaplan is a Class 2 Director. He has served as a director and Secretary for the company since January 1971 and was the chairman of the Board’s Finance and Investment Policy Committee.

Mr. Kaplan indicated that he did not have any disagreements with the registrant.

Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Form 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: April 8, 2011	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief
Accounting Officer